EX-99.B11-ufconsnt

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in Post-Effective Amendment No. 121 to Registration Statement No. 2-21867 of our report dated February 6, 1998 appearing in the Satement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectuses, which also are a part of such Registration Statement.



Deloitte & Touche LLP
Kansas City, Missouri
March 25, 1998